Exhibit 99.1

Bottomline Technologies Reports First Quarter Results

Strong Growth in Subscription and Transaction Revenue Highlights First Quarter

PORTSMOUTH, N.H. – November 2, 2017 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of financial technology which helps businesses pay and get paid, today reported financial results for the first quarter ended September 30, 2017.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, were $60.7 million for the first quarter, up 16% as compared to the first quarter of last year. Revenues overall for the first quarter were $91.3 million, up 10% as compared to the first quarter of last year.

GAAP net loss for the first quarter was $4.2 million compared to $10.5 million for the first quarter of last year. GAAP net loss per share was $0.11 in the first quarter compared to $0.28 in the first quarter of last year.

Adjusted EBITDA for the first quarter was $22.1 million compared to $16.7 million for the first quarter of last year. Adjusted EBITDA for the first quarter was 24% of overall revenue compared to 20% of overall revenue for the first quarter of last year. Adjusted EBITDA is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

Core net income for the first quarter was $11.7 million compared to $8.4 million for the first quarter of last year and core earnings per share was $0.30 for the first quarter compared to $0.22 for the first quarter of last year. Core net income and core earnings per share exclude certain items as discussed in the “Non-GAAP Financial Measures” section that follows.

“We are executing against our strategic plan and delivered strong results,” said Rob Eberle, President and CEO of Bottomline Technologies. “Growth and profitability were ahead of our expectations. We are particularly pleased by the market reception to our offerings and the new subscription bookings. We enter the new fiscal year with a high degree of confidence in our ability to execute against our strategic plan, achieve our financial targets and drive shareholder value.”

First Quarter Customer Highlights

•	29 institutions selected Paymode-X, Bottomline’s leading payments platform to automate their payments processes, increase productivity, reduce costs and earn cash rebates.

•	6 organizations, including Knight Insurance Group and AmWINS, chose Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	4 banks selected Bottomline’s digital banking platforms to help them compete and grow their corporate and business banking franchises by deploying innovative digital capabilities.

•	Companies such as Banco Santander and Shop & Finance Limited selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions.

•	Organizations such as The Main Street America Group and USI Insurance Services chose Bottomline’s corporate payment automation solutions to extend their payments capabilities and improve efficiencies.

First Quarter Strategic Corporate Highlights

•	Announced expansion of Bottomline’s global footprint with a new financial messaging center in Singapore. With this new center, Bottomline is well positioned to extend its secure set of core financial messaging capabilities into the Asia-Pacific region.

•	Announced commitment to becoming a Third Party Provider (TPP) under the Open Banking initiative, to allow customers to access information and initiate payments directly with participating banks through secure Application Programming Interfaces (APIs), via cloud-based payment platforms.

•	Bottomline’s PTX Cloud based payments platform was recognized as an award winner by the Credit Control and Risk Association in the new product category for payments and collections

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share, constant currency information, adjusted EBITDA and adjusted EBITDA as a percent of revenue are non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquisition related intangible assets, goodwill impairment charges, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with our convertible notes and revolving credit facility, global enterprise resource planning (ERP) system implementation costs, and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes and revolving credit facility consist of the amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation costs relate to direct and incremental costs incurred in connection with our implementation of a new, global ERP solution and the related technology infrastructure.

In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we may present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

Adjusted EBITDA and adjusted EBITDA as a percent of revenue represent our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization, and other charges, as noted in the reconciliation that follows.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net loss for the three months ended September 30, 2017 and 2016 is as follows:

	Three Months Ended September 30,
	2017	2016
	(in thousands)
GAAP net loss	$(4,241)	$(10,508)
Amortization of acquisition-related intangible assets	5,188	6,285
Stock-based compensation expense	8,460	8,199
Acquisition and integration-related expenses	992	1,249
Restructuring benefit	(9)	—
Global ERP system implementation costs	2,076	2,491
Minimum pension liability adjustments	35	277
Amortization of debt issuance and debt discount costs	3,709	3,372
Tax effects on non-GAAP income	(4,542)	(2,978)

Core net income	$11,668	$8,387

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our diluted core earnings per share to our GAAP basic and diluted net loss per share for the three months ended September 30, 2017 and 2016 is as follows:

	Three Months Ended September 30,
	2017	2016
GAAP basic and diluted net loss per share	$(0.11)	$(0.28)

Plus:
Amortization of acquisition-related intangible assets	0.13	0.17
Stock-based compensation expense	0.22	0.22
Acquisition and integration-related expenses	0.03	0.03
Global ERP system implementation costs	0.05	0.06
Minimum pension liability adjustments	—	0.01
Amortization of debt issuance and debt discount costs	0.10	0.09
Tax effects on non-GAAP income	(0.12)	(0.08)

Diluted core earnings per share	$0.30	$0.22

Non-GAAP Financial Measures (Continued)

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing basic and diluted net loss per share for the three months ended September 30, 2017 and 2016 is as follows:

	Three Months Ended September 30,
	2017	2016
Numerator:
Core net income	$11,668	$8,387

Denominator:
Weighted average shares used in computing basic and diluted net loss per share for GAAP	37,730	37,940
Impact of dilutive securities (stock options, restricted stock awards and employee stock purchase plan) (1)	581	88

Weighted average shares used in computing diluted core earnings per share	38,311	38,028

(1)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are considered dilutive on a non-GAAP basis in periods where we report non-GAAP net income.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to GAAP net loss for the three months ended September 30, 2017 and 2016 is as follows:

	Three Months Ended September 30,
	2017	2016
GAAP net loss	$(4,241)	$(10,508)

Adjustments:
Other expense, net	4,463	3,935
Provision for income taxes	457	681
Depreciation and amortization	4,668	4,087
Amortization of acquisition-related intangible assets	5,188	6,285
Stock-based compensation expense	8,460	8,199
Acquisition and integration-related expenses	992	1,249
Restructuring benefit	(9)	—
Minimum pension liability adjustments	35	277
Global ERP system implementation costs	2,076	2,491

Adjusted EBITDA	$22,089	$16,696

Reconciliation of Adjusted EBITDA as a percent of Revenue

A reconciliation of adjusted EBITDA as a percent of revenue to GAAP net loss as a percent of revenue for the three months ended September 30, 2017 and 2016 is as follows:

	Three Months Ended September 30,
	2017	2016
GAAP net loss as a percent of revenue	(5%)	(13%)

Adjustments:
Other expense, net	5%	5%
Provision for income taxes	1%	1%
Depreciation and amortization	5%	5%
Amortization of acquisition-related intangible assets	6%	8%
Stock-based compensation expense	9%	10%
Acquisition and integration-related expenses	1%	1%
Global ERP system implementation costs	2%	3%

Adjusted EBITDA as a percent of revenue	24%	20%

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) helps businesses pay and get paid. We make complex business payments simple, secure and seamless by providing a trusted and easy-to-use set of cloud-based business payment, digital banking, fraud prevention and financial document solutions. Over 10,000 corporations, financial institutions, and banks benefit from Bottomline solutions. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit our website at www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, achieve financial targets and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2017 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603-501-6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2017	2016
Revenues:
Subscriptions and transactions	$60,714	$52,132
Software licenses	2,365	2,121
Service and maintenance	27,342	27,673
Other	875	1,158

Total revenues	91,296	83,084

Cost of revenues:
Subscriptions and transactions	27,411	23,886
Software licenses	170	128
Service and maintenance	12,232	13,285
Other	667	878

Total cost of revenues	40,480	38,177

Gross profit	50,816	44,907

Operating expenses:
Sales and marketing	19,305	18,875
Product development and engineering	13,815	12,935
General and administrative	11,829	12,704
Amortization of acquisition-related intangible assets	5,188	6,285

Total operating expenses	50,137	50,799

Income (loss) from operations	679	(5,892)

Other expense, net	(4,463)	(3,935)

Loss before income taxes	(3,784)	(9,827)
Income tax provision	457	681

Net loss	$(4,241)	$(10,508)
Basic and diluted net loss per share:	$(0.11)	$(0.28)

Shares used in computing basic and diluted net loss per share:	37,730	37,940

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	June 30,
	2017	2017
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$128,331	$126,542
Accounts receivable	61,505	64,244
Other current assets	19,362	16,807

Total current assets	209,198	207,593

Property and equipment, net	26,138	26,195
Goodwill and intangible assets, net	365,048	365,980
Other assets	17,174	17,671

Total assets	$617,558	$617,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,235	$9,013
Accrued expenses and other current liabilities	27,236	29,179
Deferred revenue	62,123	74,113
Convertible senior notes	187,281	183,682

Total current liabilities	287,875	295,987
Deferred revenue, non current	22,122	22,047
Deferred income taxes	15,838	15,433
Other liabilities	22,522	22,016

Total liabilities	348,357	355,483

Stockholders’ equity
Common stock	43	43
Additional paid-in-capital	632,490	624,001
Accumulated other comprehensive loss	(31,083)	(32,325)
Treasury stock	(111,565)	(113,071)
Accumulated deficit	(220,684)	(216,692)

Total stockholders’ equity	269,201	261,956

Total liabilities and stockholders’ equity	$617,558	$617,439